Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-127296, 333-41226, 333-41224, 333-72927, 333-56331, 333-76324 and 333-51959 each on Form S-8 and Registration Statement Nos. 333-126749, 333-109489, 333-111632, 333-114706 and 333-119162 each on Form S-3 of our report dated March 14, 2006 (November 28, 2006 as to Note 20 and February 23, 2007 as to the effects of the matters discussed in Note 2), relating to the financial statements of American Tower Corporation (which report expresses an unqualified opinion and includes explanatory paragraphs relating to (i) the adoption of FASB Interpretation No. 47 “Accounting for Conditional Asset Retirement Obligations-an interpretation of FASB Statement No. 143,” effective December 31, 2005 and (ii) the restatement of the consolidated financial statements as discussed in Note 2), appearing in this Amendment No. 2 to Annual Report on Form 10-K/A of American Tower Corporation for the year ended December 31, 2005.

/s/    DELOITTE & TOUCHE LLP

Boston, Massachusetts

February 23, 2007